REPORT ON ASSESSMENT OF COMPLIANCE WITH
1122(d)(2)(vi), 1122(d)(4)(xi) and 1122(d)(4)(xii)
of REGULATION AB SERVICING CRITERIA
FOR THE REPORTING PERIOD
JANUARY 1, 2007 TO DECEMBER 31, 2007
American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance
Agency, Inc. (formerly, "Safeco Financial Institution Solutions, Inc.") (collectively, the "Asserting
Party") is responsible for assessing compliance for the period of January 1, 2007 through December 31,
2007 (the "Reporting Period") with the servicing criteria set forth in 1122(d)(2)(vi), 1122(d)(4)(xi) and
1122(d)(4)(xii) of Title 17, 229.1122(d) of the Code of Federal Regulations, (the "Applicable Servicing
Criteria") which the Asserting Party has concluded are applicable to the insurance escrow serv i c i n g activities it performs with respect to all mortgage backed securities transactions that were registered after
January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the
"Platform Transactions"). The Asser ting Party used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the Applicable Servicing Criteria.
The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting
Period and has identified a material instance of noncompliance with the Applicable Servicing Criteria.
Specifically, the Asserting Party did not have, during the Reporting Period, sufficient policies and procedures to capture the information with respect t o the Platform Transactions necessary to determine compliance with 1122(d)(4)(xii).
The Asserting Party has concluded that, with the exception of the aforementioned material instance of noncompliance, the Asserting Party has complied, in all material resp ects, with the Applicable Servicing
Criteria for the Reporting Period with respect to the Platform Transactions.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting
Period.
American Security Insurance Company
Standard Guaranty Insurance Company
TrackSure Insurance Agency, Inc.
(formerly, "Safeco Financial Institution Solutions, Inc.")

/s/ John Frobose
By: John Frobose
Senior Vice President
Date: February 19, 2008